                                                   EXHIBIT 10.9
                                                   ------------

                                                                    Exhibit 10.9

                PERFORMANCE-BASED EXECUTIVE COMPENSATION PLAN:
                          SUMMARY PLAN SPECIFICATIONS

                           CONNER PERIPHERALS, INC.


OBJECTIVES

The Plan is designed to meet these key objectives:


. Provide an objective structure and process for setting goals, evaluating performance, and making pay decisions.

. Provide a leveraged financial incentive to meet corporate goals, business unit goals, individual goals, and to help attract and retain key employees.

. Enhance alignment between employees, Company success, and shareholder interests.


ADMINISTRATION

The Compensation Committee of the Board of Directors (herein referred to as the Committee) will be responsible for administering the Plan and will delegate specific administrative tasks to corporate staff, as appropriate.


ELIGIBILITY

All Vice Presidents and above are eligible to participate in the Plan. The CEO/ Chairman recommends participants and their participation levels at the start of the performance period to the Committee for approval. Sales commission-eligible positions will not participate in the Plan.


AWARD OPPORTUNITY

Annual award opportunity (target as percent of base salary) is based on an executive's assigned participation level. The proposed target award opportunity ranges from 50 percent to 100 percent. Actual awards will vary above or below target levels depending upon performance against objectives and may range as high as 280 percent of target awards.

The incentive award opportunity will be determined based on corporate and individual performance for non-OBRA participants. OBRA participants' incentive award opportunity will be determined based on corporate performance.

(Refer to the matrices in attachment.)

AWARD DETERMINATION/PERFORMANCE MEASURES

The Committee will assess performance based on measures that reflect the Company's annual business plan. At the corporate and business unit levels, measures relate directly to value creation, focusing on profitability, growth, and asset utilization. At the individual level, line-of-sight measures to support these overall corporate and business unit goals will be used.

.    Corporate Level

        - Operating Income (pretax - from normal ongoing operations)

        - Net Sales

     At the corporate level, net sales and pretax operating income from normal ongoing operations are the primary performance measures and will be evaluated "interdependently" on a performance matrix. Asset utilization measures, such as return on assets, asset turns, and inventory turns, may be used as a modifier in determining award levels in future years.

.    Individual Level (examples of individual goals)

        - Expense Control/Asset Management

        - Quality/Reliability

        - Service/Quality

        - Time-to-Market/Technology

        - Value/Cost

     At the individual level, individual goals will be set as part of a performance management system. Goals include both quantitative and qualitative criteria.


PERFORMANCE PERIOD AND AWARD FREQUENCY

Awards will be earned and paid based on the following schedule:

--------------------------------------------------------------------------------
                       QUARTERLY        SEMIANNUAL
                       PERFORMANCE      PERFORMANCE        ANNUAL PERFORMANCE
--------------------------------------------------------------------------------

Executive Officers     --               Up to 40% of       100% of annual
                                        annual target      target award
                                        award              (net of
(OBRA participants)                                         6-month award)

--------------------------------------------------------------------------------
Other Participants     20% of annual    --                 20% of annual
                       target award                        target award
--------------------------------------------------------------------------------

PLAN FUNDING

Aggregate awards under the Plan will be equal to the "sum of required payments" to individual participants according to the performance/award schedule recommended by the CEO/Chairman and approved by the Committee at the beginning of each year.


THRESHOLD PERFORMANCE

Minimum performance levels (e.g., 75 percent of the Company's annual business plan), as approved by the Committee, must be achieved before awards will be earned.

Participants are not entitled to any award under the Plan if minimum corporate and business unit performance objectives are not achieved. However, the Committee, in its sole discretion and pursuant to circumstances it deems relevant, may reward outstanding individual performers for their contribution to the organization for the Plan year.


TIMING AND FORM OF AWARD PAYMENT

Payment of awards will occur as soon as practical following the relevant performance period, generally within sixty (60) days following the end of the Plan year and thirty (30) days following the end of each quarter or semiannual performance period.

One hundred percent of awards will be paid in cash. The payment of awards is subject to normal tax withholding requirements.

OUTSTANDING ACHIEVEMENT AWARDS

As a separate component to the Plan, a special bonus fund will be available, subject to Committee approval, to reward a small number of outstanding performers (eligible or noneligible Plan participants) for their contribution to the organization for the year. This fund will be equal to 15 percent of the total (target) incentive pool established for the Plan year. The discretionary bonus pool will be accrued for as a G&A expense. The CEO/ Chairman will recommend special awards to the Committee for approval. Decisions relative to the distribution of this fund will be made following the fiscal year at the same time other year-end awards are determined. If appropriate, the CEO/Chairman and Committee may elect not to disburse any of the discretionary bonus pool.

                                                                    ATTACHMENT 1

ANNUAL AND MAXIMUM INCENTIVE OPPORTUNITY: NON OBRA PARTICIPANTS
(EXPRESSED AS A PERCENT OF ANNUAL BASE SALARY BY LEVEL)
-------------------------------------------------------------------------------

        -------------------------------------------        --------------------------------------
                 TOTAL ANNUAL TARGET AWARDS                      TOTAL ANNUAL MAXIMUM AWARDS
        --------------------------------------------        ---------------------------------------
LEVEL         TOTAL       CORPORATE     INDIVIDUAL           TOTAL        CORPORATE     INDIVIDUAL
----------------------------------------------------        ---------------------------------------
   I          100%           80%           20%               255%             225%         30%

   II         90%            70%           20%               225%             195%         30%

   III        80%            60%           20%               200%             170%         30%

   IV         70%            50%           20%               170%             140%         30%

   V          65%            45%           20%               155%             125%         30%

   VI         55%            35%           20%               130%             100%         30%

   VII        50%            30%           20%               115%              85%         30%
---------------------------------------------------------------------------------------------------


AWARD RANGE

=================================================
CORPORATE               INDIVIDUAL
-------------------------------------------------
0%-280% of target       0%-150% of target
-------------------------------------------------


ANNUAL AND MAXIMUM INCENTIVE OPPORTUNITY: OBRA PARTICIPANTS*
(EXPRESSED AS A PERCENT OF ANNUAL BASE SALARY BY LEVEL)
================================================================================

           -----------------------------        --------------------------------
             TOTAL ANNUAL TARGET AWARDS              TOTAL ANNUAL MAXIMUM AWARD
           -----------------------------        --------------------------------
LEVEL                 CORPORATE                               CORPORATE
----------------------------------------        --------------------------------
  I                     100%                                    280%

  II                    90%                                     250%

  III                   80%                                     225%

  IV                    70%                                     195%

  V                     65%                                     180%

--------------------------------------------------------------------------------
* OBRA executives will be identified at the beginning of each year.


AWARD RANGE
======================
CORPORATE
----------------------
0%-280% of target
----------------------

The maximum amount that any Plan participant is eligible to receive under the Plan is $2,500,000 in a Plan year.

                                                              ATTACHMENT 2

1995 CORPORATE PERFORMANCE/AWARD SCHEDULE (ANNUAL)

                                       ==============================================================
                    125%       $___M       200%          220%         240%         260%       280%

                                       --------------------------------------------------------------
                               $___M       150%          160%         170%         180%       200%

                                       --------------------------------------------------------------
 OPERATING          100%       $___M       100%          100%         100%         100%       100%
  INCOME
                                       --------------------------------------------------------------
                               $___M        80%           85%          95%          95%        95%

                                       --------------------------------------------------------------
                    75%        $___M        75%           80%          85%          855        85%

                                       ==============================================================
                                           $___B         $___B        $___B        $___B       $___B

                                            75%                        100%                     115%

                                                           NET SALES

                     DISCRETIONARY EXECUTIVE COMPENSATION

                             FOR OBRA PARTICIPANTS


                           CONNER PERIPHERALS, INC.


ADMINISTRATION

The Compensation Committee of the Board of Directors (herein referred to as the Committee) may, at its sole discretion, grant awards to OBRA participants for individual performance and will delegate specific administrative tasks to corporate staff, as appropriate.

The administration of this award is intended to operate independent of the Performance-Based Executive Compensation Plan and will not meet the requirements for performance-based pay under Internal Revenue Code (IRC) Section 162(m) which limits the tax deduction for non-performance-based compensation paid to certain executives.


ELIGIBILITY

Executives who may be classified as "covered employees" under IRC Section 162(m) for the performance year will be eligible to receive supplemental awards. Eligible executives (OBRA participants) will be designated at the beginning of each year.


AWARD DETERMINATION

The Committee, in its sole discretion and pursuant to circumstances it deems relevant, may award a discretionary amount to individuals for their contribution to the organization. The CEO/Chairman will recommend individual awards to the Committee for approval.

It is the Company's intention that executive compensation be administered in a manner that is sensitive to the deductibility of compensation for the Company under IRC Section 162(m) while preserving the Company's overall compensation philosophy. If in any year, an executive's non-performance-based pay would exceed the IRC Section 162(m) limit, the Committee, in its sole discretion, may:

.   Limit the award to an amount which is deductible,

. Defer the payment of the award to a year in which the executive's non-performance based pay does not exceed the limit, or

. Pay the entire award and lose the Company's tax deduction on the amount exceeding the limit.


TIMING AND FORM OF AWARD

Payment of awards will be made as soon as practical following the applicable performance period. One hundred percent of awards will be paid in cash. The award payment is subject to normal tax withholding requirements.